UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. [    ])

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

RIDGEWORTH FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Final - Solicitation Script

RidgeWorth Funds

Adjourned – May 14, 2014

855-737-3174

Inbound Greeting:

“Thank you for calling the Broadridge Proxy Services Center for RidgeWorth Funds. My name is <Agent Name> and this call is being recorded for quality assurance. How may I assist you today?”

OBO Call Handling:

The proxy agent will follow the steps below to process a call from any OBO holder who has received a communication from the Fund that includes their proxy card and has called into the call center’s toll free number. If the shareholder provides the control number then the agent will access the proxyvote.com site and process the vote. If the shareholder has their control number but chooses not to provide it to the agent, then the agent will access the touch tone voting platform for the shareholder and allow the shareholder to input their vote.

Shareholder states they received a letter regarding the shareholder meeting for Ridgeworth Funds. If agent is unable to locate account in system, account is likely an OBO position.

Mr./Ms.                    , I will be able to assist you with voting your account over our internet voting site (ProxyVote.com). May I please have the control number located on your proxy card – it is the number located directly to the right of the black arrow?

If the shareholder agrees to provide their control number to the agent to vote, the agent will proceed to access www.proxyvote.com to vote the OBO holder(s) account via the internet.

1.	The agent will enter control number provided by shareholder on the input screen on proxyvote.com.

2.	The agent will read to the shareholder the proposal(s) they will be voting on. The agent will select the appropriate vote direction (for/against/abstain/withheld) based on how the shareholder indicates that they want to vote.

3.	Once completed, the agent will click the “submit button” to finalize the vote.

4.	The agent will request shareholder’s email address so written confirmation can be emailed directly to them. The agent will then enter the email address in the box provided on proxyvote.com.

5.	The agent will click on the “Final Submission” box to complete the voting transaction

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Voting:

“Your Fund’s Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendation of the Board?”

“Would you like to vote all of your accounts accordingly?”

“Thank you, I am recording your (in favor, against, abstain) vote for the proposals.

“Mr./Ms. (Shareholder’s Last Name), your vote is important and your time is appreciated. Thank you and have a good (day, evening, night).”

If shareholder is unwilling to provide agent with control number, proceed with offering to facilitate connection to IVR:

Mr./Ms.                    , I will be able to assist you with voting your account over the automated system. Please note that you will be able to vote your shares individually by proposal or vote all proposals as the board recommends. May I place you on a brief hold while I access the system?

1.	If the shareholder wishes to vote, the agent will conference in the online toll free number for touchtone voting: 1-800-690-6903.

2.	When the system prompt states “are you calling from a touchtone phone and have proxy material available” – the agent will press “1”.

3.	The shareholder then enters the 12 digit control number followed by the # (pound sign).

a.	The system then prompts the shareholder to choose from these responses:

i.	Press 1 – to vote each proposal individually

ii.	Press 2 – to vote as the “Board recommends”

4.	The system will state how the shareholder has voted on the proposals. Then the shareholder will be prompted to choose from these responses:

a.	Press 1 – to re-confirm the vote cast

b.	Press 2 – to vote in a different manner

c.	Press 3 – to hear the choices repeated

Once the account is voted and the agent proceeds to closing of call.

Mr./Ms. <Shareholder’s Last Name>, your vote is important and your time is appreciated. Thank you and have a good <Day, Evening, Night>.”

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Shareholder states that they rather not vote over the automated system

Please be aware that as a shareholder, your vote is very important. When you have a moment, please fill out and return your proxy card at your earliest convenience. Thank you again for your time today, and have a wonderful day/evening.”

If agent is unable to locate account in system, and shareholder has stated that they do not have access to their ballot or any material recently mailed to them.

Mr./Ms.                    , You will need to contact your bank or broker to request the voting form. Unfortunately, we do not have access to that information. Once you have received the documentation from your bank/broker, we will be able to assist you with placing your vote for the meeting. You can contact us at 855-737-3174 between the hours of 9:00am and 10:00pm Eastern time for assistance.

Mr./Ms. <Shareholder’s Last Name>, your vote is important and your time is appreciated. Thank you and have a good <Day, Evening, Night>.”

Outbound Greeting:

Hello is Mr. /Ms.                    available please?

Good Morning/Afternoon/Evening Mr. /Ms.                    . My name is                    and this call is in reference to your current investment with Ridgeworth Funds. Due to the lack of shareholder participation, the special meeting of shareholders has been adjourned four times and is now scheduled to take place on May 14, 2014. To avoid any further adjournments, we are offering the convenience of casting your vote by phone.

Voting:

“Your Fund’s Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendation of the Board?”

“Would you like to vote all of your accounts accordingly?”

“Thank you, I am recording your (in favor, against, abstain) vote for the proposals. For quality assurance purposes, this call is being recorded.

To ensure that we have the correct information for the written confirmation, please state your full name.”

“To ensure we have the correct street address for the confirmation, please state your street address”

•	Client Responds with street address

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•	If they continue with City, State, and Zip – no need to confirm

•	If they do not continue with City, State and Zip, ask:

“And according to our records, that street is in (read city, state, and Zip Code)?”

“Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll free number listed on the confirmation.”

“Mr./Ms. (Shareholder’s Last Name), your vote is important and your time is appreciated. Thank you and have a good (day, evening, night).”

If Unsure of voting or does not want to vote along with the recommendation of the Board:

“Would you like me to review the proposals with you?” (After review, ask them if they would like to vote now over the phone).

If Not Received/Requesting material to be re-mailed:

“I can resend the proxy materials to you, or I can review the proposals with you and record your vote now by phone.” (pause for response)

After review, ask them if they would like to vote now over the phone.

“Your Fund’s Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendation of the Board?”

If they don’t want proposals reviewed:

“Do you have an email address that the proxy materials can be sent to?” (If yes, enter the email address in the notes and read it back phonetically to the shareholder)

“Thank you. You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 855-737-3174.”

If Not Interested:

(Use rebuttal)“I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is important. Please fill out and return your proxy card at your earliest convenience. You can also vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.”

ANSWERING MACHINE MESSAGE:

“Hello, my name is <Agent Name> and I’m a proxy voting specialist calling on behalf of RidgeWorth Funds. You should have received proxy materials about the Special Meeting of Shareholders adjourned to May 14, 2014. Your vote is important. Please sign, date and

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promptly mail your proxy card in your postage prepaid envelope. To vote over the Internet at any time please see the instructions in the proxy materials. If you have any questions, would like to vote over the phone or need new proxy materials, call toll-free at 855-737-3174, Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Voting takes just a few moments. Thank you for your vote.”

AUTOMATED ANSWERING MACHINE MESSAGE:

“Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of RidgeWorth Funds. You should have received proxy materials about the Special Meeting of Shareholders adjourned to May 14, 2014. Your vote is important. Please sign, date and promptly mail your proxy card in the postage prepaid envelope. To vote over the Internet at any time please see the instructions in the proxy materials. If you have any questions, would like to vote over the phone or need new proxy materials, call toll-free at 855-737-3174 Monday through Friday, 9:30 AM to 10:00 PM Eastern Time. Voting takes just a few moments. Thank you for your vote.”

INBOUND - CLOSED RECORDING:

“Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours, which are Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Thank you.”

INBOUND - CALL IN QUEUE MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. If you would like to vote now and you have your proxy card, you can vote online at www.proxyvote.com using the control number listed on the card. Otherwise, please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls.”

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Your Response is Greatly Needed.

April 30, 2014

Dear Fellow RidgeWorth Funds Shareholder:

First, we would like to apologize for all the attention you have been receiving from RidgeWorth as of late. We certainly understand how busy life can be. However, there is an extremely important initiative in motion at RidgeWorth Funds that requires your attention and hopefully your response. By now you have received several packages in the mail from us concerning several important initiatives to be voted on by shareholders. The main purpose of this process is to obtain shareholder approval for a new investment advisory and sub-advisory agreement in connection with the transaction that employees of RidgeWorth Investments, in partnership with Lightyear Capital, entered into with SunTrust Banks, Inc. to acquire all outstanding equity of RidgeWorth Investments. We are very excited about this development and the future of RidgeWorth Funds.

In order for this transaction to close, we need your proxy vote by May 14. Doing so will ensure the continued, successful management and operation of the Funds. Likewise, the approval of these proposals will allow the funds greater flexibility to execute their investment strategies upon successful close of the upcoming transaction. Furthermore, there are no material changes to the agreements, fund expenses, the management of the funds or the portfolio managers.

Your vote is truly important as every share counts toward reaching the required majority of shares present at the meeting as is required for the transaction. Responses thus far have been overwhelmingly favorable, however due to a relative high vote requirement; we need your help to secure the remaining shares needed.

Voting by one of the following methods is quick and easy:

1.	Call a proxy voting specialist at 1-855-737-3174.

2.	Vote by mail by completing, signing and dating the enclosed proxy ballot and returning it in the pre-paid envelope provided in this package. If convenient for you, please call us so that your vote will be received in time for the adjourned special meeting on May 14th.

3.	Vote by Internet at www.proxyvote.com and enter the control number on the voting instructions form and follow the prompts.

Please help us by taking a couple minutes now to vote your shares. Thank you in advance for your help.

Sincerely,

Ashi Parikh	Julia Short
Chairman, CEO and CIO	President and CEO
of RidgeWorth Investments	of RidgeWorth Funds

©2014 RidgeWorth Investments. RidgeWorth Investments is the trade name for RidgeWorth Capital Management, Inc., an investment adviser registered with the SEC and the adviser to the RidgeWorth Funds. RidgeWorth Funds are distributed by RidgeWorth Distributors LLC, which is not affiliated with the adviser.

OBO/GW